Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of December 8, 2016 (this “Amendment”), is entered into among REIS SERVICES, LLC, a Maryland limited liability company, as borrower (“Borrower”), REIS, INC., a Maryland corporation, as guarantor (“Parent”) and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, as lender (“Lender”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement (as defined below).

WHEREAS, Borrower, Parent and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of January 28, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”)

WHEREAS, Borrower and Parent have requested that Lender agree to certain amendments to the Loan Agreement, and, pursuant to Section 15.1 of the Loan Agreement, Lender has agreed to amend the Loan Agreement as herein provided; and

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to the Loan Agreement.  The Loan Agreement shall be amended as follows:

(a) Section 1.1 thereof shall be amended by adding the following definitions in their appropriate alphabetical order:

“Debt Service Coverage Ratio” means, with respect to each fiscal quarter, for the four fiscal quarters then ending, of Parent and its Subsidiaries on a consolidated basis, including the Borrower, the ratio of (a) (i) Adjusted EBITDA minus (ii) capital expenditures (as reported on the consolidated Statement of Cash Flows of the Parent), other than such one-time capital expenditures associated with Borrower’s relocation to the New Location (net of the contributions made to Borrower by the New Location landlord), minus (iii) income taxes paid in cash during such fiscal period, divided by Interest Expense paid in cash during such four fiscal quarters then ending.

“New Location” has the meaning set forth in the definition of “Fixed Charge Coverage Ratio”.

“Second Amendment” means that certain Second Amendment to Amended and Restated Loan and Security Agreement, dated as of the Second Amendment Effective Date, by and among Borrower, Parent and Lender.

          “Second Amendment Effective Date” means December 8, 2016.

(b) Section 7.10 thereof shall be amended by amending and restating clause (c) thereof in its entirety as follows:

“(c) (i) pursuant to a regularly planned dividend schedule as determined by the Board of Directors of Parent; (ii) in order to enable Parent to redeem or repurchase Equity Interests from holders of such Equity Interests; and (iii) otherwise for any purpose, so long as, in each case of (i), (ii) and (iii), (A) during the period commencing on the Second Amendment Effective Date through and including March 31, 2018 (the “Subject Period”), within five (5) Business Days prior to making any such dividend or distribution a Responsible Officer of such Obligated Party shall notify Lender, in writing, of the amount of such dividend or distribution and (B) at all times other than during the Subject Period, (x) Borrower and Parent are in compliance with the covenants contained in Section 7.19(a) and (b) for the applicable four fiscal quarter period immediately preceding the payment of such dividend or distribution, giving pro forma effect to the payment of such dividend or distribution as if such payment was made on the first day of such period, and (y) within five (5) Business Days prior to making any such dividend or distribution a Responsible Officer of such Obligated Party shall deliver a certificate to Lender certifying (and containing calculations demonstrating) such compliance.”

(c) Section 7.19 thereof shall be amended by deleting the existing clause (b) thereof in its entirety and inserting the following in lieu thereof:

“(b)  Fixed Charge Coverage Ratio.  A Fixed Charge Coverage Ratio, as of the last day of each fiscal year for the four fiscal quarters then ending (commencing with the fiscal year ending December 31, 2015), of not less than 1.15 to 1.00; provided that, notwithstanding the foregoing, the Fixed Charge Coverage Ratio will not be tested for the fiscal years ending on December 31, 2016 and December 31, 2017.

(c)   Debt Service Coverage Ratio.  A Debt Service Coverage Ratio, as of the last day of each fiscal quarter for the four fiscal quarters then ending, during the period commencing on December 31, 2016 through and including March 31, 2018, of not less than 5.0 to 1.0.

(d)  Minimum Deposit Amount. Borrower shall maintain at least $10,000,000 of average collected balances in non-interest bearing demand deposit accounts with CONA at all times during the period commencing on the Second Amendment Effective Date through and including March 31, 2018.”

(d) Exhibit C-1 to the Loan Agreement shall be amended by deleting the existing clause (4) thereof in its entirety and inserting the following in lieu thereof:

“Parent and its direct and indirect consolidated Subsidiaries are in compliance with the [FIRST THREE FISCAL QUARTERS: [during the period commencing on the Second Amendment Effective Date through and including March 31, 2018 (the “Second Amendment Period”): covenants contained in Sections 7.19(a), (c) and (d)][at all times other than during the Second Amendment Period: covenant contained in Section 7.19(a)]] [FOURTH FISCAL QUARTER: [during the Second Amendment Period: covenants contained in Sections 7.19(a), (c) and (d)][at all times other than during the Second Amendment Period: covenants contained in Sections 7.19(a) and (b)]] of the Loan Agreement as demonstrated on Schedule 3 attached hereto.”

Section 2. Effectiveness.  This Amendment shall become effective on the date on which Lender shall have received each of the following:

(a) executed counterparts of this Amendment, each of which shall be originals or facsimiles or “.pdf” or “tiff” files, properly executed by (i) Borrower, (ii) Parent and (iii) Lender; and

(b) an amendment fee of $25,000, which shall be fully earned and payable on the date hereof, and which shall be charged by Lender to Borrower’s Loan Account in accordance with Section 2.9(c) of the Loan Agreement

Section 3. Representations and Warranties.  Borrower and Parent hereby represent and warrant as follows:

(a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and Parent and are enforceable against Borrower and Parent in accordance with their respective terms, accept as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.

(b) Upon the effectiveness of this Amendment, Borrower and Parent hereby reaffirm all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, except for such representations and warranties as are by their express terms limited to a specific date, in which case Borrower and Parent hereby reaffirm that they shall have been true and correct as of such specified date.

(c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

(d) Borrower and Parent have no defense, counterclaim or offset with respect to the Loan Agreement.

Section 4. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile or any other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Applicable Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE OR PERMIT THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

Section 6. Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Loan Document.  This Amendment shall be deemed a Loan Document for all purposes of the Loan Agreement and the other Loan Documents. On and after the date hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import referring to the Loan Agreement shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

Section 8. Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Loan Agreement or any other provision of the Loan Agreement or any other Loan Document.  Each and every term, condition, obligation, covenant and agreement contained in the Loan Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and nothing herein can or may be construed as a novation thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

REIS SERVICES, LLC, a Maryland limited liability company

By:	/s/ Mark P. Cantaluppi
Name:	Mark P. Cantaluppi
Title:	Vice President and Chief Financial Officer

REIS, INC., a Maryland corporation

By:	/s/ Mark P. Cantaluppi
Name:	Mark P. Cantaluppi
Title:	Vice President and Chief Financial Officer

[Second Amendment to Amended and Restated Revolving Loan and Security Agreement]

CAPITAL ONE, NATIONAL ASSOCIATION, as national banking association,

By:	/s/ Nellya Davydova
Name:	Nellya Davydova
Title:	Vice President

[Second Amendment to Amended and Restated Revolving Loan and Security Agreement]